Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of PacificNet Inc. (the “Company”) on Form 10-Q/A for the quarter ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

Signed on this 11th day of December, 2007	By:	/s/ Tony Tong
	Name:	Tony Tong
	Title:	Chief Executive Officer
(Principal Executive Officer )

Signed on this 11th day of December, 2007	By:	/s/ Daniel Lui
	Name:	Daniel Lui
	Title:	Chief Financial Officer
(Principal Financial Officer)